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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 16, 2001 included in Weatherford International, Inc.'s Form 10-K, and as amended by Amendment Nos. 1 and 2 to Form 10-K on Forms 10-K/A, as of and for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Houston, Texas
February 8, 2002